UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2024

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut, Seguin, Texas	78155
(Address of Registrant’s principal executive offices)	(Zip Code)

(830) 379-1480
Registrant's telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.10 per share	ALG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of
1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 1, 2024, Alamo Group Inc. (the “Company”) was informed by Ian Eckert, the Company’s Vice President, Corporate Controller and Chief Accounting Officer and principal accounting officer of the Company (“PAO”), that he is resigning from such position effective no later than January 3, 2025 to pursue another opportunity. Mr. Eckert’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including accounting principles and practices.

Effective as of Mr. Eckert’s actual departure date, and until such time as a replacement is named, Agnes Kamps, Executive Vice President and Chief Financial Officer of the Company (“CFO”) and principal financial officer of the Company (“PFO”), is expected to assume the role of PAO on an interim basis. Ms. Kamps will continue to serve as CFO and PFO. Biographical and other information regarding Ms. Kamps is set forth in the Company’s Form 8-K filed with the Securities and Exchange Commission on March 6, 2024, and such information is incorporated by reference herein.

There is no arrangement or understanding between Ms. Kamps and any other person pursuant to which Ms. Kamps was selected as interim PAO, and there are no family relationships between Ms. Kamps and any of the Company’s directors or executive officers. Ms. Kamps will not receive any additional compensation in connection with assuming the responsibilities of PAO on an interim basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 6, 2024	By: /s/ Edward T. Rizzuti
Edward T. Rizzuti,
Chief Legal Officer & Secretary